Exhibit 99.1

Additional Changes to the Preliminary Offering Memorandum

The Capitalization table set forth on page 36 of the Preliminary Offering Memorandum is revised as follows:

	As of December 31, 2018
	Actual	As Adjusted
	(dollars in millions)
4.000% Senior Notes Due 2024	$496.5	$496.5
4.400% Senior Notes due 2026	496.2	496.2
5.000% Senior Notes due 2048	296.4	296.4
Notes offered hereby	—	550.0
Revolving Facility(1)	—	—
2014 AMI Term Facilities	33.3	33.3
2016 AMI Term Facility	38.1	38.1
Series A Preferred Shares	264.4	264.4
Series B Preferred Shares	289.8	289.8
Additional paid in capital	—	—
Retained Earnings	953.4	953.4
Accumulated other comprehensive loss	(4.0)	(4.0)
Non-controlling interests in consolidated entities	5.7	5.7
Non-controlling interests in Apollo Operating Group	804.1	804.1

Total capitalization	$3,673.9	$4,223.9

(1)	As of December 31, 2018, we had no outstanding borrowings under the revolving facility.